     EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 23, 2002, except as to Notes 15 and 18, which are as of February 28, 2002, relating to the financial statements, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10K for the year ended December 30, 2001.

/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

San Jose, California
July 2, 2002